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                                     BYLAWS
                                       OF
                CONNECTICUT AMPHITHEATER DEVELOPMENT CORPORATION

                                    ARTICLE I
                                NAME AND LOCATION

      1. NAME. The name of the Corporation shall be CONNECTICUT AMPHITHEATER DEVELOPMENT CORPORATION.

      2. PRINCIPAL OFFICE. The board of directors may from time to time designate such place or places as the principal office and for the transaction of Corporation business as it may determine.

                                   ARTICLE II
                                  CAPITAL STOCK

      1. STOCK CERTIFICATES. All certificates of stock shall be signed by the president or a vice president and by the secretary, assistant secretary or treasurer of the Corporation and sealed with the corporate seal or a facsimile thereof.

      2. STOCK TRANSFER. Transfer of stock shall be made only on the books of the Corporation and the old certificate properly endorsed shall be surrendered and cancelled before a new certificate is issued .

      3. STOCK BOOKS. The stock books of the Corporation shall be closed against transfers of stock for a period of seven (7) days before the day of payment of a dividend and before each annual meeting of the shareholders.

      4. LOST CERTIFICATES. The board of directors may, in case any share certificate is lost, stolen, destroyed or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the board shall determine.

                                   ARTICLE III
                              SHAREHOLDERS MEETINGS

      1. ANNUAL MEETING. The annual meeting of the shareholders shall be held during the month of December in each year, at such place and at such time as may be designated by a majority of the directors. At such meetings, the shareholders shall elect the directors and transact such other business as may be properly brought before the meeting.

      2. SPECIAL MEETINGS. Meetings of shareholders for any purpose may be held at such time and place within or without Connecticut as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. A special meeting of the shareholders of the Corporation may be called by the president, or by a majority of the directors, and shall be held at any time upon call by the president or the secretary when either the president or the secretary is requested in writing to call such meeting by a majority of the directors or by one or more shareholders holding not less than one-tenth of' the voting power of all shares entitled to vote at the meeting.

      3. NOTICE AND WAIVER. Notice of the time and place of all annual and special meetings shall be mailed or handed by the secretary to each shareholder entitled to vote at such meeting not less than seven nor more than fifty days before the date thereof, but this requirement as to notice may be waived at any time by the shareholders in writing.
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      4. PRESIDING OFFICER. The president, or in the absence of the president, such other officer or shareholder as shall be designated by the shareholders present, shall preside at all such meetings.

      5. VOTING AND PROXIES. At every meeting, each shareholder shall be entitled to one vote for each outstanding share of stock regardless of class, held in his or her name, which vote may be cast in person or by proxy, on each matter submitted to a vote at such meeting of shareholders, unless and except to the extent that voting rights of shares of any class are increased, limited or denied by the certificate of incorporation. All votes shall, if requested by the presiding officer or by any shareholder, be by ballot, and the name of each shareholder voting shall be written thereon with the number of shares held by him or her. Any shareholder may designate an agent to vote in any meeting of the shareholders of the Corporation, by a writing signed by him or her for that purpose, and such proxy shall entitle the person thus authorized to vote at all meetings of the shareholders held during the eleven months next succeeding the date of such instrument unless a longer or shorter term is expressly provided therein.

      6. QUORUM AND ADJOURNMENT. The holders of a majority of shares entitled to vote on the subject matter, present in person or by proxy at any meeting of shareholders, shall constitute a quorum for such meeting except as may otherwise be provided in these bylaws, or in the certificate of incorporation, or in the Connecticut Stock Corporation Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, shareholders present in person or represented by proxy shall have power to adjourn the meting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at such a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

      7. ACTION BY SHAREHOLDERS. Except as may otherwise be specifically provided in these bylaws, in the certificate of incorporation, or in the Connecticut Stock Corporation Act, the affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the shareholders.

      8. ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and said consent shall be filed in the minute book of the Corporation.

                                   ARTICLE IV
                                    DIRECTORS

      1. AUTHORITY, NUMBER AND QUALIFICATIONS. The business, property and affairs of the Corporation shall be under the care and management of its board of directors. Directors need not be shareholders and need not be residents of Connecticut. The Corporation shall have at least three directorship, except that, when all the issued and outstanding shares of stock are owned beneficially and of record by less than three shareholders, the number may be less than three but not less than the number of shareholders. The number of directorships shall be the number fixed by resolution of the shareholders of directors, or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of shareholders.

      2. QUORUM AND ACTION BY BOARD OF DIRECTORS. A majority of the directors at the time shall constitute a quorum for the transaction of business; and the act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the board of directors, unless the presence of or action of a greater number is specifically required by these bylaws, the certificate of incorporation, or the Connecticut Stock Corporation Act. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      3. ACTION-WITHOUT A MEETING. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, or to be taken, shall be signed by


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all of the directors entitled to vote with respect to the subject matter thereof and the number of such directors constitutes a quorum for such action. Such consent shall be filed with the minutes of the Corporation.

      4. TERMS AND VACANCIES. The directors, other than the first board of directors, shall be elected annually, at the annual meeting of the Corporation for a term extending until the next annual meeting of the Corporation; and each director shall hold office for the term for which he or she is elected and until his or her successor has been elected and qualified. Any vacancy or vacancies occurring in the board, other than a vacancy created by an increase in the number of directorships, may be filled for the unexpired term by action of the sole remaining director in office or by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting is less than a quorum, and though such majority is less than a quorum. Any vacancy or vacancies not filled by the directors shall be filled by the election at an annual meeting, or at a special meeting of shareholders called for the purpose. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his or her predecessor in office. Any directorship to be filled because of an increase in the number of directors shall be filled by election at any annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected or qualified.

      5. ANNUAL AND SPECIAL MEETINGS. Annual meetings of the directors shall be held immediately after the annual meeting of the shareholders; and regular and special meetings of the directors may be held at such times and places, either within or without Connecticut, as, in the opinion of the president or a majority of the directors, the interests of the Corporation shall require, reasonable notice having been given thereof. The directors may choose from among their number a chairman to preside over meetings of the directors.

      6. DESIGNATION OF CORPORATE DEPOSITORY AND BANKS. The board of directors shall, from time to time, designate the bank or other depository in which the funds of the Corporation shall be kept, and such funds shall be drawn, in the name of the Corporation, by check signed by such officer, officers or other agents as shall be expressly authorized for that purpose by vote or resolution of the board of directors. Notes given by and in the name of the Corporation shall be executed by such officer of officers as shall be expressly authorized for that purpose by the board of directors.

      7. REMOVAL OF DIRECTORS. Any director may be removed with our without cause at any time by the act of the shareholders; and the vacancy in the board of directors caused by any such removal may be filled by the act of the shareholders.

      8. EXECUTIVE AND OTHER COMMITTEES. The board of directors may designate two or more directors to constitute an executive committee or other committees, which committees shall have and may exercise such authority as is delegated to them by the board of directors.

                                    ARTICLE V
                                    OFFICERS

      1. NUMBER, QUALIFICATIONS, TERMS AND ELECTION. The officers of the Corporation shall consist of a president and secretary. The directors may, in addition to the foregoing officers, appoint one or more vice presidents, one or more treasurers, one or more assistant treasurers, and one or more assistant secretaries. The directors shall appoint the officers of the Corporation and officers need not be shareholders, and need not be residents of Connecticut. Any two or more officers may be held by the same person except the offices of president and secretary. Officers shall be appointed at the annual directors' meeting for a term extending until the next annual directors' meeting. Each officer shall hold office for the term for which he or she is appointed and until his successor has been appointed and qualified. Any vacancy or vacancies occurring in any office of the Corporation may be filed for the unexpired term by action of a majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting are less than a quorum, and though such majority is less than a quorum.


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      2. PRESIDENT. It shall be the duty of the president to be the chief executive officer of the Corporation and he shall have general supervision over the business of the Corporation, subject to the control of the board of directors. He shall preside at each meeting of shareholders. He shall see that all orders and resolutions of the board are carried into effect. In general he shall perform all duties incident to the office of president and such other duties as may from time to time be assigned to him, or specifically required to be performed by him, by these bylaws, by the board of directors or by law.

      3. VICE-PRESIDENT. It shall be the duty of the vice-president, in the absence of the president, to perform the president's duties, and such officer shall also perform such other duties as may be assigned to him, or specifically required to be performed by him, by these bylaws, by the board of directors or by law.

      4. SECRETARY. It shall be the duty of the secretary to act as secretary of and keep the minutes of all meetings of the board of directors and of shareholders; to cause to be given notice of all meetings and shareholders and directors; to be custodian of the seal of the Corporation and to affix the seal, or cause it to be affixed, to all certificates for shares of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal, shall have been specifically or generally authorized by the board of directors; to have charge of the record of shareholders and also of the other books, records and papers of the Corporation relating to its organization as a Corporation, and to see that the reports, statements and other documents required by law are properly kept or filed; and in general, to perform all the duties incident to the offices of secretary and such other duties as may from time to time be assigned to him by the board of directors or by the president.

      5. ASSISTANT SECRETARY. It shall be the duty of the assistant secretary, in the absence of the secretary, to perform the secretary's duties, and such officer shall also perform such other duties as may be assigned to him, or specifically required to be performed by him, by the board of directors or by the president.

      6. TREASURER. It shall be the duty of the treasurer to receive and keep the cash, funds and notes belonging to the Corporation, and enter regularly in books kept for that purpose all monies received and disbursed on account of the Corporation, which books shall at all reasonable times be open to the inspection of the shareholders of the Corporation. He shall also perform such other duties as may be assigned to him, or specifically required to be performed by him, by the board of directors or by the president.

      7. ASSISTANT TREASURER. It shall be the duty of the assistant treasurer, in the absence of the treasurer, to perform the treasurer's duties, and such officer shall also perform such other duties as may be assigned to him, or specifically required to be performed by him, by the board of directors or by the president.

      8. REMOVAL. Any officer, agent or employee of the Corporation may be removed, with or without cause, at any time by resolution adopted by the board of directors at a special meeting of the board called for that purpose.

                                   ARTICLE VI
                                      SEAL

      1. The seal of the Corporation shall be in the form imprinted hereon.

                                   ARTICLE VII
                                   AMENDMENTS

      1. AMENDMENTS AND NOTICE. Bylaws of the Corporation may be adopted, repealed, or amended only by the shareholders and such adoption, repeal, or amendment of bylaws by shareholders shall require the affirmative note of a majority of the voting power of shares entitled to vote thereon. No bylaws shall be adopted, and no existing bylaws shall be amended or repealed, unless written notice of such proposed action shall have been given in the call for the meeting of shareholders at which such adoption, amendment or repeal is to be acted upon.


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                                  ARTICLE VIII
                     ISSUANCE OF STOCK BY BOARD OF DIRECTORS

      1. The board of directors may issue at one time, or from time to time, all or a portion of the unissued shares of the authorized capital stock of the Corporation, as in the opinion and at the discretion of the board may be deemed for the Corporation's best interests, and the board of directors may accept in payment of such shares as may be issued, such consideration as from time to time shall be deterniined by the board of directors and as may be permitted by law.

                                   ARTICLE IX
                                      BOOKS

      1. BOOKS AND RECORDS. There shall be kept correct and complete books and records of account and minutes of the proceedings of the corporation's incorporators, shareholders and directors. There shall also be maintained at the principal office of the Corporation a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. At intervals of not more than twelve months, the Corporation shall prepare a balance sheet showing its financial condition as of a date not more than four months prior thereto and a profit and loss statement shall be deposited at the principal office of the Corporation and shall be kept for at least ten years from such date.

                                    ARTICLE X
                                   FISCAL YEAR

      1. FISCAL YEAR. The fiscal year of the Corporation shall end on the last day of December in each year.

                                   ARTICLE XI
                                   DEFINITIONS

      All definitions contained in the section on "Definitions" in the "General Provisions" of the Connecticut Stock Corporation Act, unless the context otherwise requires, shall be applicable to such words and phrases as appear herein. Dated at Hartford, Connecticut as of this 31st day of August, 1994.

                                                 /s/ James P. Sandler
                                                 ------------------------------
                                                     James P. Sandler
                                                     Incorporator

(21) Bylaws


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